Exhibit 99.2

GAMING AND LEISURE PROPERTIES ANNOUNCES PRICING OF

TENDER OFFER FOR ITS 4.875% SENIOR NOTES DUE 2020

NEW YORK, August 29, 2019—Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI”), the first gaming-focused real estate investment trust in North America, announced today the pricing of the previously announced cash tender offer (the “Offer”) by its operating partnership, GLP Capital, L.P. (the “Operating Partnership”), and GLP Financing II, Inc., a wholly owned subsidiary of the Operating Partnership (together with the Operating Partnership, the “Issuers”, and the Issuers collectively with GLPI, the “Company”), for up to $500,000,000 aggregate principal amount (the “Original Tender Cap”) of the Issuers’ 4.875% Senior Notes due 2020 (the “Notes”).

$782,593,000 aggregate principal amount of Notes were validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on August 28, 2019 (the “Early Tender Deadline”). The Company accepted all Notes validly tendered and not withdrawn at or prior to the Early Tender Deadline, including the amount exceeding the Original Tender Cap, and expects to make payment for the Notes on August 30, 2019 (the “Early Settlement Date”). The terms and conditions of the Offer are further described in the Offer to Purchase and the related Letter of Transmittal, each dated August 15, 2019 (as amended by the early results press release, dated August 28, 2019, the “Offer Documents”).

The table below sets forth the Total Consideration (as defined in the Offer Documents) payable for the Notes. Holders of Notes accepted for purchase will also receive accrued interest from the most recent interest payment date up to, but not including, the Early Settlement Date. The Total Consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase was determined in the manner described in the Offer Documents, calculated at 10:00 a.m., New York City time, on August 29, 2019.

Title of Security	CUSIP Number	Principal Amount Outstanding	Tendered Notes (Principal Amount)	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Reference Yield	Total Consideration(2)
4.875% Senior Notes due 2020	361841 AD1	$1,000,000,000	$782,593,000	1.625% UST due 7/31/2020	FIT3	50 bps	1.792%	$1,023.37

(1)	The applicable page on Bloomberg from which the Dealer Manager quoted the bid-side price of the reference U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.
(2)	Per $1,000 principal amount of Notes accepted for purchase. Total Consideration includes the early tender premium of $30.00 per $1,000 principal amount of Notes (the “Early Tender Premium”).

The deadline to validly withdraw tenders was the Early Tender Deadline (5:00 p.m., New York City time, on August 28, 2019) and no withdrawal rights exist for tenders submitted after the Early Tender Deadline, except in certain limited circumstances where additional withdrawal rights are required by law.

The Company will continue to accept Notes tendered after the Early Tender Deadline for up to any and all Notes, $1,000,000,000 aggregate principal amount of which was outstanding when the Offer was announced. The Offer will expire at 11:59 p.m., New York City time, on September 12, 2019 (the “Expiration Date”), unless extended or earlier terminated by the Company. Holders of Notes who validly tender their Notes following the Early Tender Deadline and at or prior to the Expiration Date will receive the Tender Offer Consideration (as defined in the Offer Documents) of $993.37 per $1,000 principal amount on any such tendered Notes that are accepted for purchase, which is equal to the Total Consideration minus the Early Tender Premium. The settlement date for Notes that are tendered following the Early Tender Deadline but at or prior to the Expiration Date is expected to be September 16, 2019 (the “Final Settlement Date”). Holders of Notes accepted for purchase on the Final Settlement Date will also receive accrued interest from most recent interest payment date for the Notes up to, but not including, the Final Settlement Date.

Tenders of Notes are accepted only in principal amounts equal to $2,000 or integral multiples of $1,000 in excess thereof. Holders who tender less than all of their Notes must continue to hold Notes of such series in the minimum authorized denomination of $2,000 principal amount or an integral multiple of $1,000 in excess thereof.

Information Relating to the Offer

Wells Fargo Securities, LLC is acting as dealer manager for the Offer. The tender and information agent for the Offer is D.F. King & Co., Inc. Questions regarding the Offer may be directed to Wells Fargo Securities, LLC at (704) 410-4759 (collect) or (866) 309-6316 (U.S. toll-free). Holders who would like additional copies of the Offer Documents may call the tender and information agent, D.F. King & Co., Inc., at (212) 269-5550 (collect, for banks or brokers) or (800) 283-3192 (toll-free, for all others) or by e-mail at glpi@dfking.com.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The tender offer is being made solely by means of the Offer to Purchase and the related Letter of Transmittal, as amended, that the Company distributed to holders of Notes.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a REIT for U.S. federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT in North America.

Forward-Looking Statements

This press release contains forward-looking statements with respect to the timing of the Offer, the principal amount of Notes to be purchased in the Offer, the calculation of the Total Consideration in connection to the Offer and certain terms and conditions of the Offer. Forward looking statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI’s ability to maintain its status as a REIT; GLPI’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of GLPI’s substantial indebtedness on GLPI’s future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, and Current Reports on Form 8-K as filed with the SEC. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.

Steven T. Snyder

T: 610/378-8215

Email: investorinquiries@glpropinc.com

Joseph Jaffoni, Richard Land, James Leahy at JCIR

T: 212/835-8500

Email: glpi@jcir.com